UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2005

EMBARCADERO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30293	68-0310015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 California Street, Suite 1200, San Francisco, California 94111

(Address of principal executive offices, including zip code)

(415) 834-3131

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 26, 2005, Embarcadero Technologies, Inc. (Embarcadero) entered into a Settlement Agreement and Mutual Release with The Client Server Factory and related parties (TCSF). The Settlement Agreement relates to the lawsuit filed by TCSF against Embarcadero and other parties. The agreement also settles Embarcadero’s cross-complaint against TCSF. The suit related to alleged activities associated with Engineering Performance, Inc., an entity Embarcadero acquired in November 2000. None of the parties made any admission regarding fault or liability, and the settlement agreement resolves all outstanding matters among the parties. Embarcadero expects that its share of this settlement will result in a charge of approximately $600,000 which is expected to occur in the current quarter.

A copy of the press release announcing this Settlement Agreement and Mutual Release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1     Press release dated May 27, 2005 of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBARCADERO TECHNOLOGIES, INC.

Date: May 27, 2005	By:	/s/ Raj P. Sabhlok
Raj P. Sabhlok
Chief Financial Officer and Senior Vice President of Corporate Development

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Press release dated May 27, 2005 of the Registrant.